                                                 Drager/Aspect Product Agreement
                                                         Drager-Aspect Vers1.doc
                                                                        20.04.99

                                                                    Exhibit 10.6


                          Aspect Medical Systems, Inc.
has requested that the marked portions of this agreement be granted confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                         Drager/Aspect Product Agreement



                                     between

                          Aspect Medical Systems, Inc.
                                 2 Vision Drive
                                     Natick
                                  MA 01760-2059
                                       USA

                         - hereinafter called "Aspect" -


                                       and

                           Drager Medizintechnik GmbH
                            Moislinger Allee 53 - 55
                                  23558 Lubeck
                                     Germany
                         - hereinafter called "Drager" -

         - Aspect and Drager together hereinafter called "the Parties" -

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                      - 2 -

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Whereas Aspect has a long-standing tradition of designing, manufacturing and distributing neuromonitors including the BIS (Bispectral Index) and Sensors for neuromonitors.


Whereas Drager has a long-standing tradition of designing, manufacturing and distributing medical equipment.


Whereas Drager is in the process of designing a new anesthesia workplace.


Whereas Drager wishes to integrate Aspect's BIS technology and to offer a Drager-BIS-Module as an option into this and other workplace solutions for the [**] and [**]


Whereas Aspect desires to sell and Drager desires to purchase, on the terms and conditions set forth below in this Agreement, certain quantities of Aspect BIS Module Kits and the required Sensors manufactured by Aspect.

Now, therefore,

in consideration of the mutual covenants, terms and conditions hereinafter expressed, the Parties agree as follows:

1.       DEFINITIONS

1.1 The term "Aspect BIS Module Kits" shall mean Aspect's BIS Module Kits as further defined in the specifications in Exhibit A.

         The Parties hereto may change Exhibit A, to the extent it may then be necessary to reflect a subsequent modification made pursuant to Clause 7 of this Agreement.

1.2 The term "Drager-BIS-Module" shall mean an Aspect BIS Module Kit that is integrated by Drager into a Drager Workplace.


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                                                 Drager/Aspect Product Agreement
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                                      - 3 -

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

1.3 The term "Aspect BIS Sensor" shall mean a single use disposable sensor for the use with the Aspect BIS Module Kits or the Aspect stand-alone BIS monitor.

1.4 The term [**] shall mean a [**] that has been [**] in accordance with [**] to [**] with the [**] Drager shall own all right, title, and interest in any modifications (the "[**]" made to the [**] to [**] the [**] for use in the [**]. The [**] will [**] Aspect BIS Module Kits sold by Aspect [**]. The [**] may [**] in [**] depending upon negotiations between the Parties (See Exhibit A, Section 1.5).

1.5 The term "Products" shall mean the Aspect BIS Module Kits, the Drager-BIS-Modules, the Aspect's BIS Sensors,[**].

1.6 The term "Drager Workplace" shall mean a combination of devices for [**] and [**] with a [**] and [**] to all [**]. The definition Drager Workplace includes a [**] and a [**] for [**].

2.       DRAGER'S RIGHTS TO PURCHASE AND SELL AND ASPECT'S RESPONSIBILITIES

2.1 Drager shall have the non-exclusive right during the term of this Agreement to purchase the Aspect BIS Module Kit for the sole purpose of integrating the Aspect BIS Module Kit into a Drager Workplace and reselling the finished Drager-BIS-Module worldwide.

         Subject to Clause 2.2 Drager shall have the exclusive right during the term of this Agreement to purchase the [**] for the [**] of [**] the [**] except in the USA. Aspect shall not have the right to manufacture or distribute the [**] to [**].

         Drager shall have the non-exclusive right during the term of this Agreement to purchase the Aspect BIS Sensor for the non-exclusive resale worldwide except in the USA.

2.2 Drager will sell the Drager-BIS-Module, the [**] and the Aspect BIS Sensor through its designated distribution network, and Aspect shall not with respect to the Drager-BIS-Module and the [**] make any sales promotion, shall not establish any branch, shall not have any supply depot or supply the Drager-BIS-Module or [**] to any party other than Drager.


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                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                      - 4 -


     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         It is understood, however, that in the event that Drager distributes [**] and [**] customers using [**] of the number of [**] used by [**]. Drager shall then grant Aspect a non-exclusive royalty-free right and license under its rights to the [**] to [**] Aspect BIS Sensors that have been [**] for use with [**] to [**].

2.3 Aspect agrees to provide all reasonable help for Drager with respect to the design and/or integration of the Aspect BIS Module Kit into a new Drager Workplace.

2.4      Drager agrees [**] the [**] for an [**] equipment.

2.5 Aspect shall obtain any official approvals, permits, licenses and other consent required to sell Aspect's BIS Module Kit and Aspect's BIS Sensor worldwide, at such time and in such manner as determined by Aspect or required by Drager to serve reasonable commercial purposes of both companies. Drager shall receive copies of any such documents.

         Drager shall obtain any official approvals, permits, licenses and other consent required to sell Drager products worldwide, in such time and in such manner as determined by Drager. If necessary, Aspect shall receive copies of any such documents belonging to the Drager-BIS-Module and the [**]. Aspect will provide any reasonable support required by Drager to obtain the necessary approvals for the Drager-BIS-Module and the [**].

2.6      The parties intend to agree on a co-marketing concept for the Products.

3.       PRICES

3.1 The prices for Aspect BIS Module Kits and BIS Sensors shall be as set forth in Exhibit B hereto. The price per product is FOB, Boston as per Incoterms 1990. All prices for Aspect BIS Module Kits and BIS Sensors are exclusive of all taxes, levies and assessments imposed on such products purchased hereunder, excluding taxes based on Aspect's possession thereof prior to the originally scheduled delivery and taxes on Aspect's net income from the transaction. Drager intends to introduce the new Drager anesthesia workplace to the market [**].


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                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                      - 5 -


  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

3.2      Prices, billing and all payments due hereunder shall be in US$.

3.3 September of each year with effect on 1st January of the following year, the prices for Aspect's BIS Module Kit set forth in Exhibit B may be adjusted by mutual Agreement. The first adjustment of prices may be made prior to October 1, 2002 with effect on January 1, 2003.

         The prices for Aspect's BIS Sensor will be based on the Sensor Price Schedule set forth in Exhibit B applied to the prevailing List Price of the BIS Sensor in the U.S.

         Any adjustments to BIS Sensor prices may only be made prior to October 1 of each year for effect on January 1 of the following year. Assuming [**] are requested [**] by [**] will be based on the Sensor Price Schedule set forth in Exhibit B for the [**] to which will be [**] required to [**] the [**] (See also Exhibit A, Section 1.5).

4.       PURCHASE

4.1 All Products shall be ordered in writing, specifying the product type, number of units, desired delivery date and means of shipment. Purchase orders may be sent by facsimile machine. Such orders shall be considered to have been accepted by Aspect only upon Aspect's issuance of written acknowledgment confirming its acceptance of the purchase order. Aspect's acknowledgment may be sent by facsimile machine and shall state delivery date.

4.2 Ownership of, title to, and risk of loss with respect to any product sold to Drager hereunder shall pass to Drager upon delivery to carrier in Boston packed and ready for shipment to Drager. Aspect shall ship products in a manner consistent with Aspect's usual shipping practices. Transportation and shipping charges from Boston, including costs incurred by Aspect relating to packing, storage, documentation and similar items which result from special shipping instructions of Drager, and the cost of any insurance which Drager may request in connection with the products, shall be added to the price stated on invoices and shall be paid by Drager at the time that payment of the purchase price for such products is due and payable.


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                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                      - 6 -


  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


4.3 Drager shall have the right to handle the purchase of Products via another company belonging to the Drager Group. Drager will inform Aspect in writing with respect to such decision. Drager will further ensure that this company will adhere to the provisions of this Agreement.

5.       FORECAST, DELIVERY TIME

5.1 Drager shall provide a non-binding quarterly rolling forecast for a minimum of the successive two quarters.

5.2      Aspect shall ship the Products in lots of [**] units.

5.3 Aspect shall ship Aspect BIS Module Kits within (eight) 8 weeks of its receipt of purchase orders therefore, assuming the quantity ordered is reasonably consistent with the forecast.

5.4 Aspect shall ship [**] within (four) 4 weeks of its receipt of purchase orders therefore, assuming the quantity ordered is reasonably consistent with the forecast.

5.5 In the event of cancellation of any purchase order, Drager will be liable to Aspect for the payment of reasonable cancellation charges.

6.       PAYMENT; INSPECTIONS; RETURNS

6.1 All purchases hereunder shall be paid within thirty (30) days from date of invoice to Drager.

6.2 All Products received by Drager shall conform in all material respects to the specifications set forth in Exhibit A.

         Receiving inspection by Drager may be performed on a sampling basis which shall be in accordance with the Testing Specifications as established in Exhibit C. Exhibit C will be negotiated later.

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                      - 7 -


     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         Acceptance by Drager on a sampling basis shall not prejudice or restrict the right of Drager to accumulate and return at Aspect's expense for full credit or replacement (freight and insurance prepaid to Drager) non-conforming Products discovered during Drager's inspection process, which in no event shall extend beyond the warranty period provided in Clause 8. Any such return must be made within 30 days of discovery of any such Products' nonconformance by Drager.

         Aspect must be given the opportunity to inspect and/or correct Products for which Drager shall request credit or replacement to enable Aspect to determine for itself that said Products do not meet specifications, and such credit or replacement shall be made by Aspect only if and when it determines that Products do not meet specifications. No Product may be returned without Aspect's approval, which, subject to the last sentence of the preceding Paragraph under this Clause 6.2, shall not be unreasonably withheld.

7.       MODIFICATION OF PRODUCTS

7.1.     Aspect shall inform Drager

         (a) about planned modifications of Aspect's BIS Module Kit, Aspect's BIS Sensors, [**] and modifications relating to BIS of Aspect's stand alone Monitor,

         (b) of any modification which will affect the approval of the Products or the Drager Workplace and /or the proper function within the Drager Workplace.

         In case (b), Aspect shall not be allowed to modify Aspect's BIS Module Kit, Aspect's BIS Sensor or [**] sold to Drager without Drager's prior written consent. Additionally Drager shall have the right to decide if Drager wishes to take over the modification. If Drager refuses to take over the modification, Aspect shall be obliged to deliver the unmodified Aspect BIS Module Kit, Aspect's BIS Sensors and [**] for a period of eighteen (18) months beginning with the date Drager announces its decision. After this eighteen-months period Aspect can cease to deliver the unmodified Aspect BIS Module Kit, Aspect's BIS Sensors or [**]. In the event that Aspect believes that a modification or improvement relates to patient safety, Drager will accept these modifications under the condition that Aspect will agree to repair or replace Aspect's BIS Module Kits, Aspect's BIS Sensors or [**] previously provided to Drager or Drager customers at no charge.

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                      - 8 -


     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

7.2. Drager shall promptly inform Aspect of any proposed modification which will affect Aspect product approval.

7.3 Aspect agrees in principle to [**] of the [**] and [**] the [**] is [**]. Aspect and Drager must agree on a mutually-acceptable time schedule and on a mutually-acceptable price for the [**] Aspect shall own all right title and interest in any [**] to the Aspect BIS Module Kit pursuant to this Section 7.3.

8.       WARRANTY

8.1 Subject to Exhibit E, Aspect hereby warrants to Drager that for a period of twelve (12) months after each Product is sold by Drager, or an authorized Drager Distributor and delivered to an end user, or eighteen (18) months after such Products are received from Aspect by Drager, whichever period shall be shorter, that such Products will conform in all material respects to the specifications set forth in Exhibit A and be free from any defects in workmanship and materials. In the event of a breach of the warranty under this Section, Aspect's responsibility and Drager's remedy shall first be repair or replacement of the Product, at Aspect's option. In the event that, after Aspect has attempted to repair or replace the product, the Product does not conform to the warranty provided in this Section 8.1, Aspect will refund the purchase price for such Product. This paragraph summarizes Aspect's responsibility and Drager's sole remedy with respect to the warranty set forth in this Section 8.1.

8.2 Notwithstanding the foregoing, Aspect's warranty as set forth above does not cover:

         (i) defects emanating from improper or unauthorized use or maintenance of such products by Drager or any subsequent purchaser thereof;

         (ii)     normal deterioration or normal wear and tear;

         (iii) disposable items such as the [**] Aspect BIS Sensor after the expiration date marked on the Sensor packaging

         (iv) catastrophe, fault or negligence of Drager or anyone claiming through or on behalf of Drager; or

         (v) subject to Exhibit A, causes external to the Products including without limitation power or air conditioning failure.

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                      - 9 -


     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

8.3 THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).


9.       QUALITY ASSURANCE

         Aspect shall adhere to a quality assurance system in accordance with the Quality Assurance Agreement as established in Exhibit D.

10.      SERVICE

10.1 Drager assumes full responsibility to render service with respect to the maintenance, repair, or replacement of Products, accessory items, or parts therefor sold by Drager.

10.2 Aspect agrees to supply Drager, at Drager's expense, with any and all special tools and equipment reasonably required for Drager to service, maintain or test the Products sold hereunder. Drager agrees to make payment for such items to Aspect within thirty (30) days from the date of invoice.

10.3 Aspect shall adhere to the Service Agreement as per Exhibit E. Exhibit E will be negotiated later.

11.      TRAINING AND DOCUMENTS

         Aspect personnel shall be made available free of charge for a reasonable number of training sessions reasonably required by Drager with respect to the sales and application know-how, the maintenance, repair or replacement of the Products, or parts therefore.

         Aspect will supply Drager free of charge with a reasonable quantity of technical, sales and application materials for internal purposes in English and German (if available) such as manuals and other technical materials relating to the Aspect BIS Module Kits and Aspect's BIS Sensors. Aspect will supply Drager at cost price with a reasonable quantity of catalogues and literature relating to the Aspect BIS Module Kits and Aspect's BIS Sensors.

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 10 -


     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         Drager agrees to provide, at its own expense, and subject to Aspect's prior written approval, translation and printing of technical, sales, operation and service materials in the language(s) commonly used in the areas where Drager will sell the Products.

         Drager Lubeck will coordinate training and flow of information for all Drager participants. Training will be held in English language.

12.      REPLACEMENT PARTS

         Subject to Exhibit E, Aspect agrees to supply Drager with replacement parts for the Aspect BIS Module Kits sold hereunder for a period of ten
         (10) years after the date of the last sale of Aspect BIS Module Kits by Aspect to Drager hereunder. Prices for the replacement parts will be set by Aspect in accordance with Clause 3. Drager shall make payment of the replacement parts supplied hereunder within thirty (30) days from the date of invoice.

13.      PATENT INDEMNITY

13.1 (a) Except as provided below, Aspect shall defend and indemnify Drager from and against any damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of any claim that the Aspect BIS Module, the Aspect BIS Sensor or the [**] infringe a valid patent or copyright or misappropriates a trade secret of a third party, provided that (i) Drager shall have promptly provided Aspect written notice thereof and reasonable cooperation, information, and assistance in connection therewith, and (ii) Aspect shall have sole control and authority with respect to the defense, settlement, or compromise thereof. Should any Product become or, in Aspect's opinion, be likely to become the subject of an injunction preventing its use as contemplated herein, Aspect may, at its option, (1) procure for Drager the right to continue using such product, (2) replace or modify such product so that it becomes non-infringing, or, if (1) and (2) are not reasonably available to Aspect after consultation in good faith with Drager, then (3) terminate Drager's rights to the allegedly infringing product and refund to Drager the amount which Drager has paid to Aspect for such products which are in the possession of Drager or its subdistributors. Drager will immediately inform Aspect as soon as Drager becomes aware of any threatened or actual liability claim by a third party relating to the Aspect BIS Module, the [**] and the Aspect BIS Sensor.

                                                 Drager/Aspect Product Agreement
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                                     - 11 -


     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         (b) Aspect shall have no liability or obligation to Drager hereunder with respect to any patent, copyright or trade secret infringement or claim thereof based upon (i) use of the Products by Drager in combination with devices or products other than the Drager Workplace,
         (ii) use of the Products in an application or environment for which such Products were not designed or contemplated, (iii) modifications, alterations or enhancements of the Products not created by or for Aspect, or (iv) any claims of infringement of a patent, copyright or trade secret in which Drager or any affiliate of Drager has an interest. Drager shall indemnify and hold Aspect harmless from all costs, damages and expenses (including reasonable attorneys' fees) arising from any claim enumerated in clauses (i) through (iv) above, provided that (i) Aspect shall have promptly provided Drager written notice thereof and reasonable cooperation, information, and assistance in connection therewith, and (ii) Drager shall have sole-control and authority with respect to the defense, settlement or compromise thereof. Aspect will immediately inform Drager as soon as Aspect becomes aware of any threatened or actual liability claim by a third party relating to Clause (iv) above.

         (c) the foregoing states the entire liability of the Parties with respect to infringement of patents, copyrights and trade secrets by the Products or any part thereof or by their operation.

13.2 The obligation of the Parties hereto as set forth in this Clause 13 shall continue notwithstanding the termination of this Agreement.

14.      TRADEMARK

         Any Drager-BIS-Module or [**] sold by Drager under this Agreement shall bear the trademark of Drager.

         Drager is required to mark the Drager-BIS-Module and [**] additionally to the Drager trademark with the Aspect BIS(TM) trademark as approved by Aspect and in accordance with the following provisions:

(a) Ownership. Drager acknowledges and agrees that Aspect is the sole and exclusive owner of all right, title and interest in and to the following trademarks (the "Aspect Trademarks"): "Aspect", "BIS", "BIS Sensor".

         Drager recognizes the value of the Aspect Trademarks and the good will associated with the Aspect Trademarks. Drager agrees that its use of the

                                                 Drager/Aspect Product Agreement
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                                     - 12 -


         Aspect Trademarks and any good will arising therefrom shall inure to the benefit of Aspect. Nothing contained herein shall create, nor shall be construed as an assignment of, any right, title or interest in or to the Aspect Trademarks to Drager, other than the grant of a license in
         Section 14(c) below; it being acknowledged and agreed that all other right, title and interest in and to the Aspect Trademarks is expressly reserved by Aspect. Drager shall keep the Aspect Trademarks free from all liens, mortgages or other encumbrances. Drager agrees that it will not attack or otherwise challenge the title, validity or any other rights of Aspect in or to the Aspect Trademarks.

(b) Notice. All Products that use the Aspect Trademarks shall be accompanied, where reasonable and appropriate, by a proprietary notice with respect to Aspect consisting of the following elements:

         1. The statement "[insert trademark(s)] is a proprietary trademark(s) of Aspect."

         2. Drager will include the "(TM)" or "(R)" symbol, as instructed by Aspect, a reasonable time before the first prominent use of the Aspect Trademark in the Products.

         3. Drager shall reproduce copyright and trademark notices of Aspect in the relating documents.

(c) License. Aspect hereby grants to Drager a nonexclusive, worldwide, royalty-free license (without the right to sublicense) to use the Aspect Trademarks to designate and promote Products. Drager shall have no other right to use, display or utilize the Aspect Trademarks for any other purpose or in any other manner.

(d) Quality Standards. Upon reasonable notice and request, Aspect may inspect copies of the Products, advertising and promotional materials on which the Aspect Trademarks are used so that Aspect may monitor compliance with this Agreement. Quality standards are further described in Exhibit D to this Agreement.

(e) Protection and Infringement. Drager agrees to cooperate with and assist Aspect in obtaining, maintaining, protecting, enforcing and defending Aspect proprietary rights in and to the Aspect Trademarks. In the event that Drager learns of any infringement, threatened infringement or passing-off of the Aspect Trademarks, or that any third party claims or alleges that the Aspect Trademarks infringe the rights of the third party or are otherwise liable to

                                                 Drager/Aspect Product Agreement
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                                     - 13 -


         cause deception or confusion to the public, Drager shall be required to notify Aspect giving the particulars thereof, and Drager shall provide necessary information and assistance to Aspect in the event that Aspect decides that proceedings should be commenced.

(f) Termination. In addition to the termination rights set forth in Section 21 hereof, in the event that Drager is in material breach of any provision of this Section 14, Aspect may, upon 30 days written notice, terminate the license granted in Section 14(c) if Drager does not cure such breach or default within such 30-day period. The parties recognize that curing such breach or default may require development of a new version of the Product. If this is the case, then Drager will be deemed to have cured such breach or default if, within the 30-day cure period, Drager presents to Aspect a plan for revision of the Product that will cure such breach or default, such plan is reasonably acceptable to Aspect, and such revision is released and distributed within three months following written notice of such breach or default.

         In addition to the provisions of Section 21 hereof, upon termination of the license granted in Section 14(c), or upon termination of this Agreement, for whatever cause except Sections 21.5, 21.6 and 21.7:

         1. Drager shall immediately cease and desist from any further use of the Aspect Trademarks and any trademarks confusingly similar thereto, either directly or indirectly;

         2. All rights in the Aspect Trademarks granted to Drager hereunder shall immediately revert to Aspect;

         3. In the event that this Agreement is terminated for any reason other than a material breach or material default by Drager, Drager shall have a period of 30 days thereafter to dispose of all of the unsold Products bearing the Aspect Trademarks and advertising and promotional materials relating thereto which had been completed by it prior to such termination, provided such Products and materials were in the process of manufacture more than 30 days before such termination.

                                                 Drager/Aspect Product Agreement
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                                     - 14 -


     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

15.      PRODUCT RECALL PROGRAM

         In the event of any recall of the Product by Aspect or required by Drager for safety or efficacy reasons resulting from Aspect's failure to supply any BIS Module Kits, Aspect BIS Sensors, or [**] that (1) conform in all material respects to the specifications set forth in Exhibit A or (2) are free from defects in workmanship and materials, Aspect agrees to repair or replace all recalled Products previously supplied to Drager at no expense to Drager. Aspect also agrees to consult with Drager to establish a reasonable process for managing the recall. Drager will maintain all necessary sales records to facilitate the recall.

16.      PRODUCT LIABILITY

16.1 Aspect will indemnify, protect, and save Drager harmless from all claims, demands, suit, or actions for damages to property or person which may be sustained by any third party, and which are caused by any defect or deficiency in the design or manufacture of any of the Products sold to Drager under this Agreement.

         The foregoing indemnity shall survive the expiration or termination of this Agreement, but Aspect shall not be responsible for any loss or damage caused by acts or omissions of Drager. Aspect shall have no liability or responsibility of any kind to Drager under this Clause 16 for any claims, demands, suits, or actions unless Aspect shall have been notified within 30 days time following notification to Drager of any such claims, demands, suits, or actions and shall have an adequate opportunity to defend. Aspect shall have the sole control and authority with respect to the defense, settlement or compromise thereof.

         Should Drager desire to have its own counsel participate in any such action or suit, the cost of such counsel shall be borne exclusively by Drager. The obligation of the Parties set forth in this Clause 16 shall continue notwithstanding the termination of this Agreement.

                                                 Drager/Aspect Product Agreement
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                                     - 15 -


     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

16.2 Drager will indemnify, protect, and save Aspect harmless from all claims, demands, suit, or actions for damages to property or person which may be sustained by any third party and which are caused by any defect or deficiency in the design or manufacture of the Drager Workplace or of that portion of the Drager-BIS-Module developed or manufactured by Drager, or which relate to the failure of Drager to incorporate the Aspect BIS Module Kit within the Drager-BIS-Module in accordance with the technical information provided by Aspect, or Drager's activities in connection with use or sale of the Products.

         The foregoing indemnity shall survive the expiration or termination of this Agreement, but Drager shall not be responsible for any loss or damage caused by acts or omissions of Aspect. Drager shall have no liability or responsibility of any kind to Aspect under this Clause 16 for any claims, demands, suits, or actions unless Drager shall have been notified within [**] time following notification to Aspect of any such claims, demands, suits, or actions and shall have an adequate opportunity to defend. Drager shall have sole control and authority with respect to the defense, settlement or compromise thereof.

         Should Aspect desire to have its own counsel participate in any such action or suit, the cost of such counsel shall be borne exclusively by Aspect. The obligation of the Parties set forth in this Clause 16 shall continue notwithstanding the termination of this Agreement.

17.      [**] PROJECT

17.1 It is Drager's intention that the Product will become the [**] for monitoring the level of hypnosis in Drager anesthesia Workplaces and it is [**] of the [**]. However, Drager shall be free to provide alternative technology in the event that

         (i) necessary regulatory approvals for the Products are withdrawn and will not be granted during a [**] period after withdrawn,

         (ii) approvals have not been granted within a period of [**] following the completion of the Drager-BIS-Module and submission of the necessary requests for approvals to the appropriate regulatory agencies

         (iii) Aspect is unable to supply Aspect BIS Module Kits in accordance with the specifications and is unable to reinstitute supply within [**] days of written notification

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 16 -


     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         (iv) Aspect's market share worldwide for monitoring the effect of anesthesia on the brain with BIS [**].

         (v) Aspect stops or reduces marketing and product improvement activities materially below the level currently performed.

17.2 Drager may offer in Drager anesthesia workplaces and in other Drager products complementary parameters [**] to Aspect's Bispectral Index. Any parameter claimed to be a measure of the hypnotic effect of anesthetics based on processing of the continuous EEG, is considered to be [**] will only be [**] to the BIS.

         Notwithstanding the foregoing, Drager is free to offer EEG parameters based on the continuous EEG such as median frequency, spectral edge frequency, compressed spectral array (CSA) and/or density spectral array (DSA), and may also offer evoked potentials, in addition to the BIS.

17.3 In the event that the Aspect's BIS Module Kit sold to Drager contains applications unique to Drager Aspect shall for the term of this Agreement and for [**] after its termination refrain from selling similar products to any third party.

18.      FORCE MAJEURE

         Neither Aspect nor Drager shall be liable for any delay in, or failure of, performance hereunder due to any contingency reasonably beyond its control, rendering performance commercially unreasonable including, but not limited to, an act of God, war (declared or undeclared), mobilization, riot, strike, labor dispute, fire, flood, shortages, or failure or delays of energy, materials, supplies or equipment, unavailability of transportation, goods or services, transportation embargoes or delays, or breakdowns in machinery or equipment, governmental restrictions or actions but shall not include any royalty or other payment imposed or agreed to by Aspect or Drager resulting from a third party claim of intellectual property right infringement or violation as further described in Clause 13; provided, however, that the Party affected shall exert its reasonable best efforts to eliminate or cure or overcome any of such causes and to resume performance of its covenants.

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 17 -


19.      SECRECY

19.1 If marked as "Confidential Information", Drager and Aspect are each obliged to preserve in strict confidence any trade secrets, confidential information and technical information of the other Party and to refrain from disclosing, during the period of this Agreement and any time after expiration of this Agreement, any such information to third parties. Notwithstanding the foregoing, information which is orally or visually disclosed to the recipient by the disclosing party, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall constitute Confidential Information if the disclosing party, within thirty (30) days after such disclosure, delivers to the recipient a written document or documents describing such Confidential Information and referencing the place and date of such oral, visual or written disclosure and the names of the employees or officers of the recipient to whom such disclosure was made.

         Both Parties represent and warrant that they have exercised, and will continue to exercise the same standard of due care in hiring, supervising and selecting those employees to whom they disclose such confidential information, so that the confidentiality of all such information is protected. No such confidential information disclosed by either party to the other in connection with this Agreement shall be disclosed to any person or entity other than the recipient's employees and contractors directly involved with the recipient's use of such information who are bound by written agreement to protect the confidentiality of such information, and such information shall be otherwise protected by the recipient from disclosure to others with the same degree of care accorded to its own proprietary information.

19.2 The Parties' obligation of non-disclosure shall not apply with respect to such information, which

         (1) is already known to the receiving Party before disclosure by the divulging Party, providing that the receiving Party has written records to substantiate its knowledge; or

         (2) is in the public domain at the time of disclosure to the receiving Party or, after such disclosure, enters into the public domain through no fault of the receiving Party;

         (3) is independently developed by the receiving Party without reference to or reliance on the Confidential Information; or

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 18 -



         (4) is lawfully disclosed to the receiving Party by a third party under circumstances permitting its unrestricted disclosure by the receiving party.

         Upon termination of this Agreement, each party shall promptly deliver to the other all confidential information of the other party in the possession or control of such party and all copies thereof. The obligations under this Section 19 shall continue for both parties for a period of 3 years after delivery by Aspect to Drager of the last Product under this Agreement.

20.      RELATIONSHIP BETWEEN THE PARTIES

         During the term hereof, the relationship of the Parties is that of seller (Aspect) and buyer (Drager).

         Nothing herein contained shall be deemed to authorize or empower either Party, its affiliates, its agents or employees, to act as agent for the other Party or conduct business in the name, or for the account of the other Party or any of its affiliates or otherwise bind it or them in any manner.

21.      TERM AND TERMINATION

21.1 This Agreement shall come into force when it has been duly signed by both Parties and shall remain in force until December 31, 2005, unless earlier terminated in accordance with the provisions hereof.

         It shall be automatically renewed thereafter for additional periods of one (1) calendar year each unless one Party gives at least twelve (12) calendar months prior to the end of the original term hereof and each one (1) year period thereafter a written notice to the other Party of its intention to terminate. First notice of termination may not be given until [**].

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 19 -


     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

21.2 Aspect shall have the right to terminate this Agreement, effective upon the delivery of written notice to Drager, in the event Drager fails to make any payment when due to Aspect pursuant to this Agreement or any invoice for Products. Aspect will [**] to Drager after Drager's receipt of Aspect's written demand for payment, provided Aspect has submitted proof of delivery in order to rectify any payment problem or discrepancy and has stated that the Agreement will be terminated if Drager fails to make the due payment within the [**].

21.3 Furthermore, either Party may terminate this Agreement if the other Party commits any material breach of its obligations hereunder (other than payment defaults addressed in Clauses 21.2 hereof) and such breach is not resolved within [**] after written notice thereof is given to the Party in breach of this Agreement.

21.4 Should Drager or Aspect at any time during the period of this Agreement be adjudged bankrupt or insolvent, or have a Receiver appointed in respect of its assets or shall make any arrangement or composition with its creditors or shall be wound up, whether voluntarily or compulsorily, or make a general assignment for the benefit of creditors, then in such event the other Party may, at its option, terminate this Agreement effective upon giving notice thereof in writing to the other. In the event either Drager or Aspect exercises this option, said Party shall incur no liability or obligation with respect to said termination.

21.5 In the event of the merger, consolidation or sale of substantially all assets of Aspect to a competitor of Drager, Drager may, at its option, terminate Section 17 of this Agreement effective upon giving notice thereof in writing to Aspect. In the event Drager wishes to exercise this option, Drager shall do so within 30 days following written notice from Aspect of the merger, consolidation or sale of substantially all assets of Aspect, and neither Aspect (or its successors) or Drager shall incur liability or obligation with respect to said termination.

         In the event of the merger, consolidation or sale of substantially all assets of Drager to a company outside of the Drager-Group, Aspect may, at its option, terminate this Agreement effective upon giving notice thereof in writing to Drager. In the event Aspect exercises this option, Aspect shall do so within 30 days following written notice from Drager of the merger, consolidation or sale of substantially all assets of Drager, and neither Drager (or its successors) or Aspect shall incur liability or obligation with respect to said termination.

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 20 -


     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


21.6 Subject to the second paragraph of this Section 21.6, in the event of termination the Parties agree that Drager shall have the right to purchase the Aspect BIS Module Kit and the [**] for [**] following termination of the Agreement or Aspect BIS Sensors for [**] following termination of the Agreement.

         In the event of termination of the Agreement as a result of a material breach of the Agreement by Drager in accordance with Sections 21.2 or
         Section 21.3, Drager shall not be permitted to continue to purchase [**] Aspect BIS Sensors beyond [**] termination of the Agreement. If Aspect intends to [**] of the [**] the Parties shall [**] in good faith.

21.7 In the event of termination, the Parties further agree to finalize current sales projects. A complete list of these sales projects has to be exchanged by the Parties no later than fourteen (14) days after the termination.

21.8 Due to the fact that some Exhibits of this Agreement will be negotiated later each Party shall have the right to terminate this Agreement if the parties cannot reasonably agree on the content of one of these Exhibits.

22.      MISCELLANEOUS

22.1 This Agreement shall not be assignable either in whole or in part without the prior written consent of the other Party except, subject to
         Section 21.5, to a party that acquires all or substantially all of either Parties' business by merger, sale of assets, or otherwise.

22.2 Subject to Clause 21.1 hereof, this Agreement shall inure to the benefit of and be binding upon the Parties hereto.

22.3 The headings used herein are for ease of reference only and are not to be used in interpretation or construction of this Agreement.

22.4 The provisions of this Agreement and its Exhibits shall not be extended, varied, changed, modified or supplemented other than by agreement in writing signed by the Parties hereto.

22.5 In the event of any inconsistency or conflict between the provisions of this Agreement and any Purchase Order or other document, the provisions of this Agreement shall prevail.

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 21 -



22.6 All notices or other communications which shall or may be given pursuant to this Agreement shall be in writing in the English language and shall be delivered by personal delivery, certified mail, or telefax at the address set forth below, or at such other address as such party may hereafter designate in writing as the appropriate address for the receipt of such notice.

           To Aspect at:

              Aspect Medical Systems, Inc.
              2 Vision Drive
              Natick
              MA 01760-2059
              USA
              Tel.: 508-647-2072
              Fax:   508-647-2059
              Attention: J.Breckenridge Eagle

           To Drager at:

              Drager Medizintechnik GmbH
              Moislinger Allee 53 - 55
              D-23558 Lubeck
              Federal Republic of Germany
              Tel.:  451-882-2295
              Fax:   451-882-2793
              Attention: Business Unit Anaesthesia, Swen Grunitz-Post

         All notices shall be deemed served on the day on which personally served, or of by certified mail, or telefax on the date of actual receipt.

21.7 The waiver by either Party hereto of any default hereunder or of any breach of any covenant, agreement or condition contained herein shall not be construed to constitute a waiver of any other default or breach hereof whether similar or otherwise.

22.8 If any provision of this Agreement should be held unenforceable, or illegal with respect to any jurisdiction, it (i) shall be deemed severable from the other provisions which shall remain valid and enforceable; and (ii) shall remain in effect in other jurisdiction where such provision is otherwise enforceable and legal.

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 22 -


         This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

22.10 Neither party shall have the right to sublicense any of the rights or licenses granted under this agreement outside the company group without the other's prior written consent.

21.11 Compliance with Laws. Drager shall comply with all laws, legislation, rules, regulations, governmental requirements and industry standards with respect to the Products, and the performance by Drager of its obligations hereunder, existing in any jurisdiction into which Drager directly or indirectly distributes the Products. Aspect shall inform Drager if export of Aspect's BIS Module Kit or Aspect's Sensors are restricted to any country or require certain permission in any country.

21.12 IN THE EVENT THAT U.S. LAW IS APPLIED TO THIS AGREEMENT, ASPECT OR DRAGER SHALL NOT BE LIABLE FOR ANY LOSS OF DATA, LOSS OF PROFITS OR LOSS OF USE OF THE PRODUCTS OR FOR ANY INDIRECT DAMAGES OF ANY KIND (WHETHER SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES) IN CONNECTION WITH THE USE OR PERFORMANCE OF THE PRODUCTS.

23.      APPLICABLE LAW

         This Agreement shall be governed, construed and interpreted in accordance with the laws of Switzerland, without regard to its conflict of laws principles.

         The United Nations Convention on contracts for the International Sale of Goods shall not apply.

24.      DISPUTE SETTLEMENT, PLACE OF JURISDICTION

24.1 The Parties shall try to settle any dispute arising in connection with this present Agreement amicably. In case of a local sales conflict a task force of Drager and Aspect consisting of the persons named under Clause 22.6 will take care of such dispute settlement.

24.2 In the event disputes cannot be settled amicably according to Clause 24.1, in connection with this present Agreement shall be exclusively and finally settled by the courts of Zurich.

Natick, ......April 29, 1999.....       Lubeck, .......May 5, 1999..............

J. Breckenridge Eagle                   [Illegible]
 .................................       ........................................
Aspect Medical Systems, Inc.            Drager Medizintechnik GmbH

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 23 -


     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

EXHIBIT A


of the               Drager/Aspect Product Agreement
between              Aspect Medical Systems, Inc.
and                  Drager Medizintechnik GmbH


Products

1.1      The Drager-BIS-Module will incorporate Aspect's BIS Module Kit.

         Aspect's BIS 'Module Kit' is designed specifically for OEM applications and allows the integration of Aspect's BIS monitoring technology into OEM equipment. The BIS Engine will interface to the patient via the Aspect BIS sensor and to the OEM equipment utilizing a serial (RS-232) 3-wire interface and the necessary power connections.

         The BIS Module Kit consists of a Digital Signal Converter (DSC-2) that is placed in proximity to the patient and a small circuit board that resides in the OEM equipment. The DSC-2 is a small (palm sized) front-end to the BIS Engine circuit board that provides the patient interface and performs the high performance analog to digital conversion of the EEG signals. The EEG signals are transmitted in digital format from the DSC-2 to the BIS engine circuit board via a 12 foot cable that is hard wired connected at the DSC-2.

         The BIS Engine circuit board measures 3 x 4 inches. This board performs digital signal processing on the digitized EEG signal and outputs the Bispectral Index to the OEM system via the RS-232 serial connection. The board is constructed using double sided surface mount techniques. The connections to the BIS Engine circuit board are a serial interface (RS-232), power, and DSC connections.

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                     - 24 -


       Detailed Technical Specifications:

       Digital Output:             [**]

       Main Parameters:            [**]

       Electrical Safety:          [**]

       Power:                      [**]

       Artifact Rejection:         [**]

       Bispectral Index:           [**]


       Digital Signal Converter (DSC-2)

       Description:                [**] to the [**]

       Weight:                     [**]

       Dimensions:                 [**]

       Cable Length:               [**]


       BIS Engine PCB

       Physical:                   [**]

       Processing Power:           [**]


       Software Upgrades
       [**] software is stored in [**]. Software upgrades can be accomplished [**] via the [**].


       Serial Identifier
       Each [**] serial identifier. This allows for [**].

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 25 -



     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                  [Graphic of Aspect BIS Module Kit and Sensor]

1.2 In addition to the main parameters indicated in Exhibit A, Section 1.1, the Aspect BIS Module Kit shall also provide the [**].

         When the Drager-BIS-Module is in use in a Drager Workplace System, there will be a possibility to display each of the following [**] as well as the [**] in the [**] when used for [**] and in [**].

1.3 Aspect shall ensure that all BIS enhancements that Aspect develops for Aspect's stand alone BIS monitor will be available in the BIS Module Kit sold to Drager as appropriate and as soon as reasonably possible.

         Drager will agree to distribute a modified BIS Sensor in the event Aspect determines that an enhancement to the BIS Module Kit requires the use of a modified Sensor. All conditions, prices and so on won't be changed for the new sensors. If this occurs, and if [**] in accordance with Section 1.5 of Exhibit A, [**] to provide a [**] of the [**] for the [**] use of [**]. Possible additional costs will be incorporated in the transfer price for the [**] and reasonable volumes will be required.

         In the event that Aspect develops a different product involving a different type of index, patient sensor, or application, Aspect and Drager will develop a mutually-satisfactory new, or amended, agreement.

1.4 For integration into a Drager Workplace, Drager will design an Drager Workplace specific Drager-BIS-Module. Aspect will grant all reasonable help to Drager designing the Drager-BIS-Module.

1.5 On the [**]. The possibility to use [**] the original Aspect BIS monitor will be negotiated later. Possible additional costs [**] will be incorporated in the transfer price and [**] will be required.

1.6 Both Parties agree to work out a common technical requirement specification for the Products. The latest version of this technical requirement specification signed by both Parties will be the specification of the Product to be manufactured by Aspect for Drager.

Natick, .....4/29/99.............       Lubeck, .........May 5, 1999 ...........

J. Breckenridge Eagle                   [illegible]
 .................................       ........................................
Aspect Medical Systems, Inc.            Drager Medizintechnik GmbH

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 26 -



     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         EXHIBIT B


         of the                    Drager/Aspect Product Agreement
         between                   Aspect Medical Systems, Inc.
         and                       Drager Medizintechnik GmbH


         PRICES AND DISCOUNTS

         The price for one Aspect BIS Module Kit is US$[**].

         The components consists of a [**] and [**] and a [**] and [**].

         Drager shall have the right to manufacture on a royalty free basis the circuit board based on design specifications provided by Aspect. In this case the price for the remaining components is US$[**] for one Aspect BIS Module Kit. The Parties will agree in the future on the terms of a manufacturing license.

         The price of the Aspect BIS Module Kit always includes 5 Sensors. Drager agrees to supply these Sensors together with each Drager-BIS-Module to its customers.

         The Parties agree that Aspect will grant to Drager an additional discount on the price of the Aspect BIS Module Kit depending on a certain yearly quantity : Aspect will grant an additional discount of [**] for a yearly quantity of more than [**] Aspect BIS Module Kits.

         Aspect [**] the [**] subsequent to the date of this agreement, for products sold by Aspect [**] to other customers of Aspect [**]. Aspect will provide Drager with a [**] to [**] that [**] by other Aspect customers.

         The price to Drager for the Aspect-BIS-Sensor will be as follows:

         The transfer price to Drager for the Aspect BIS Sensor will vary between[**] of the List Price of the Aspect BIS Sensor in the United States. This is equivalent to a discount off of Aspect's List price in the United States for the BIS Sensor between [**].

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 27 -


     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         As of January 1, 1999, the List Price for Aspect's BIS Sensor is US$15.00 The actual amount of the discount off the U.S. List Price will depend upon the volume of Aspect BIS Sensors shipped by Drager for use with Drager-BIS-Modules. Prior to the shipment by Drager of the first [**]Drager-BIS-Modules, the discount available to Drager for purchase of the Aspect BIS Sensors will be set at [**] of Aspect's List Price for the BIS Sensor in the United States. Following the shipment of the first [**] Drager-BIS-Modules, the discount available to Drager will depend upon the volume of Aspect BIS Sensors shipped each quarter divided by the number of documented Drager-BIS-Modules installed minus the first [**] Drager-BIS-Modules installed. Using this formula, the Aspect BIS Sensor price schedule is as follows:

Sensor Shipments per module per quarter-Note 1        Discount off US List price
----------------------------------------------        --------------------------

  up [**]                                             [**]
   [**]                                               [**]
   [**]                                               [**]
   [**]                                               [**]
   [**]                                               [**]
   [**]                                               [**]
or more [**]                                          [**]

Note 1: Sensor consumption rate calculated based on total Aspect BIS Sensors shipped during the quarter divided by the average Drager-BIS Module installed base during the quarter minus [**].

In the event that Drager requests that Aspect develop the Drager-BIS-Sensor, Aspect will sell Drager-BIS-Sensors to Drager in accordance with the same discount schedule as above, with possible additional costs as noted in Section
1.5 of Exhibit A.

According to Clause 2.1 of the Agreement Drager shall not distribute Sensors in the USA. Therefore, Aspect will pay a commission to Drager of [**] of the amounts paid by the customer for each Sensor shipped for use with a Drager-BIS-Module in the USA.



 Natick, .......4/29/99 ............           Lubeck, ......May 5, 1999  ......

 J. Breckenridge Eagle                         [illegible]
 ...................................           .................................
 Aspect Medical Systems, Inc.                  Drager Medizintechnik GmbH

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 28 -




EXHIBIT C


of the                    Drager/Aspect Product Agreement
between                   Aspect Medical Systems, Inc.
and                       Drager Medizintechnik GmbH



TESTING SPECIFICATIONS FOR THE PRODUCTS



(to be negotiated later)




Natick, .......4/29/99 ................   Lubeck, ......May 5, 1999  .......

J. Breckenridge Eagle                     [illegible]
 .......................................   ..................................
Aspect Medical Systems, Inc.              Drager Medizintechnik GmbH

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 29 -



EXHIBIT D


of the                    Drager/Aspect Product Agreement
between                   Aspect Medical Systems, Inc.
and                       Drager Medizintechnik GmbH




QUALITY ASSURANCE AGREEMENT





(to be negotiated later)








Natick, .......4/29/99 .................         Lubeck, ......May 5, 1999  ....

J. Breckenridge Eagle                            [illegible]
 ........................................         ...............................
Aspect Medical Systems, Inc.                     Drager Medizintechnik GmbH

                                                 Drager/Aspect Product Agreement
                                                                        20.04.99
                                     - 30 -

EXHIBIT E


of the        Drager/Aspect Product Agreement
between       Aspect Medical Systems, Inc.
and           Drager Medizintechnik GmbH


SERVICE AGREEMENT





(to be negotiated later)













Natick, .......4/29/99 .................         Lubeck, ......May 5, 1999  ....

J. Breckenridge Eagle                            [illegible]
 ........................................         ...............................
Aspect Medical Systems, Inc.                     Drager Medizintechnik GmbH